Exhibit 10.23

3189 Airway Avenue, Bldg. C

Costa Mesa, CA 92626

714-427-6363

Fax 714-427-6361

Mr. Kirk Harrington

52-18 Van Loon Street

Elmhurst, NY 11373

March 16, 2009

Dear Kirk,

We would like to make you the following job offer:

Senior Vice President

Director Warfighter Division / Government Relations

Reporting: Directly to Chairman/CEO

Direct reports: t.b.d.

Compensation package:

•	$180,000 annual base pay

•	Options as per company stock option plan:

•	Sign-up bonus: 30,000 options, vested 1 year, issued after three months of employment

•	Options: 30,000 options per end of each year of employment, vested 1 year

•	50,000 options at first U.S. Defense funding larger than $500,000 organized, and such for every subsequential funding larger than $500,000

•	Cash bonus based on Lehman Scale (attachment 1) for all funding you are clearly involved with we directly receive as grants or otherwise from (U.S.) Army, Navy, Air Force, Government

Benefits:

•	401k as per company regulation

•	Health and dental insurance

•	15 days of vacation

Equipment

•	As needed

Work base

•	New York /Florida

Most company regulations are documented in the employee handbook.

Sincerely,	Accepted Date: 17 March 09

/s/ Chris J. Stern	/s/ Kirk Harrington
Chris J. Stern	Kirk Harrington
Chairman/CEO

Attachment 1: Lehman Scale

Lehman Scale

Aggregate Consideration	5.00%	4.00%	3.00%	2.00%	1.00%	Compensation
$500,000	$25,000					$25,000
$1,000,000	$50,000					$50,000
$2,000,000	$50,000	$40,000				$90,000
$3,000,000	$50,000	$40,000	$30,000			$120,000
$4,000,000	$50,000	$40,000	$30,000	$20,000		$140,000
$5,000,000	$50,000	$40,000	$30,000	$20,000	$10,000	$150,000
$6,000,000	$50,000	$40,000	$30,000	$20,000	$20,000	$160,000
$7,000,000	$50,000	$40,000	$30,000	$20,000	$30,000	$170,000
$8,000,000	$50,000	$40,000	$30,000	$20,000	$40,000	$180,000
$9,000,000	$50,000	$40,000	$30,000	$20,000	$50,000	$190,000
$10,000,000	$50,000	$40,000	$30,000	$20,000	$60,000	$200,000
$11,000,000	$50,000	$40,000	$30,000	$20,000	$70,000	$210,000
$12,000,000	$50,000	$40,000	$30,000	$20,000	$80,000	$220,000
$13,000,000	$50,000	$40,000	$30,000	$20,000	$90,000	$230,000
$14,000,000	$50,000	$40,000	$30,000	$20,000	$100,000	$240,000
$15,000,000	$50,000	$40,000	$30,000	$20,000	$110,000	$250,000

“Aggregate Consideration” means the total amount of cash paid directly or indirectly by the grantor, as well as the fair market value of all other property conveyed and/or liabilities assumed directly or indirectly in connection with the Transaction. Aggregate Consideration includes up-front payments, milestone payments, licensing payments, equity or debt investments, development payments and other payments made to or to be made to Company in connection with the Transaction, provided such consideration is obligated at the time of closing.